EXHIBIT 5.1

January 28, 2026

Lexaria Bioscience Corp.

100 – 740 McCurdy Road

Kelowna, BC Canada V1X 2P7

Re: Form S-8 Registration Statement

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by Lexaria Bioscience Corp., a Nevada corporation (the “Company”), with the Securities and Exchange Commission, relating to the registration of an aggregate of 1,944,153 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), consisting of (i) 743,485 Shares issuable pursuant to awards that may be granted under the Company’s Equity Incentive Plan, as amended, and (ii) 1,200,668 Shares that may be reoffered and resold pursuant to a reoffer prospectus included therein.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the Shares being registered to be sold pursuant to the Registration Statement are duly authorized and will be, when sold in the manner described in the Registration Statement, legally and validly issued, and fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Sichenzia Ross Ference Carmel LLP
SICHENZIA ROSS FERENCE CARMEL LLP

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